News Release

Amkor Technology to Acquire NANIUM

▪	Strategic acquisition strengthens Amkor’s leading position in Wafer-Level Packaging

▪	Enables manufacturing scale for the market’s “best-in-class” Wafer-Level Fan-Out solution

TEMPE, Ariz. and VILA DO CONDE, Porto, Portugal, February 2, 2017 – Amkor Technology, Inc. (Nasdaq: AMKR) and NANIUM S.A. today announced that they have entered into a definitive agreement for Amkor to acquire NANIUM, a world class provider of wafer-level fan-out (WLFO) semiconductor packaging solutions. Terms of the transaction were not disclosed.

The acquisition of NANIUM will strengthen Amkor’s position in the fast growing market of wafer-level packaging for smartphones, tablets and other applications. NANIUM has developed a high-yielding, reliable WLFO technology, and has successfully ramped that technology to high volume production. NANIUM has shipped nearly one billion WLFO packages to date utilizing a state-of-the-art 300mm Wafer-Level Packaging (WLP) production line.

“This strategic acquisition will enhance Amkor’s position as one of the leading providers of WLP and WLFO packaging solutions,” said Steve Kelley, Amkor’s president and chief executive officer. “Building on NANIUM’s proven technologies, we can expand the manufacturing scale and broaden the customer base for this technology.”

“The Amkor transaction is a great fit for us and provides NANIUM and its employees with a strong platform for future growth,” said Armando Tavares, President of NANIUM’s Executive Board. “Amkor’s technology leadership, substantial resources and global presence coupled with NANIUM’s best-in-class WLFO packaging solutions will accelerate global acceptance and growth of this technology worldwide.”

NANIUM is based in Porto, Portugal, employs approximately 550 people and had annual sales of approximately $40 million for their fiscal year ended September 30, 2016. The transaction is expected to close in the first quarter of 2017, subject to customary closing conditions and regulatory approvals.

About Amkor Technology

News Release

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test, and is now a strategic manufacturing partner for more than 250 of the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operational base includes 10 million square feet of floor space with production facilities, product development centers, and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the U.S. For more information, visit www.amkor.com.

About NANIUM
NANIUM S.A. is a world-class provider of semiconductor assembly, packaging, test, engineering and manufacturing services. The company started as Siemens Semiconductors back in 1996 and nowadays is a leader in 300mm Wafer-Level Packaging , both Fan-In/WLCSP and Fan-Out/WLFO. NANIUM offers in-house capabilities for the entire development chain, from design to multiple Wafer-Level Packaging technologies, and the flexibility to tailor and test solutions that respond to the most demanding customer requirements. The company is based near Porto, Portugal, and has offices in Dresden, Germany and Boston, USA.

Forward-Looking Statement Disclaimer
This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the closing of the transaction, growth in the market for wafer-level packaging, the reliability of WLFO technology, Amkor’s position in the WLP and WLFO market and ability to build on NANIUM’s technologies and NANIUM’s future growth and the acceptance and growth of its technology. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following: the proposed transaction is subject to the receipt of regulatory approvals and the satisfaction of other conditions to closing and there can be no assurance that the transaction will be completed in the expected timeframe or at all; and the ability of Amkor to successfully integrate NANIUM’s operations. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2015 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update

News Release

any forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Amkor Contact
Greg Johnson
Vice President, Finance and Investor Relations
+1 480-786-7594
greg.johnson@amkor.com

NANIUM Contact
Armando Tavares
President of Executive Board
+351 252 24 61 00
armando.tavares@nanium.com